Exhibit 99(a)


Unaudited Pro Forma Combined Condensed Financial Statements

-----------------------------------------------------------

The following unaudited pro forma combined condensed financial statements give effect to the exchange of wireless properties between ALLTEL Corporation ("ALLTEL" or the "Company") and Bell Atlantic Corporation ("Bell Atlantic") and GTE Corporation ("GTE") utilizing the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The pro forma combined condensed financial statements do not purport to represent what the results of operations of ALLTEL would actually have been if the exchange transactions had in fact occurred on such dates, nor do they purport to project the results of operations of ALLTEL for any future period or as of any date, respectively.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired are recorded at their estimated fair values. The excess of the purchase price over the net assets acquired by ALLTEL in the exchange transactions of $1,401.2 million has been initially allocated to goodwill and is being amortized on a straight-line basis over 25 years. The fair values and useful lives of assets acquired have been estimated based on a preliminary valuation and are subject to final valuation adjustments. ALLTEL has engaged a third-party appraisal firm to perform a study to determine the allocation of the total purchase price to the various assets acquired. Accordingly, a portion of the excess cost may be classified as other intangibles and may be amortized over different periods other than the goodwill amortization period of 25 years. ALLTEL's management believes that when the final purchase price allocation is completed, amounts allocated to goodwill will be amortized over a life not to exceed 25 years, while other intangibles will be amortized over different periods, which would affect net income reported by ALLTEL.

The unaudited consolidated balance sheet as of June 30, 2000 included in ALLTEL's Quarterly Report on Form 10-Q for the period ended June 30, 2000, incorporated by reference into this filing, includes the effects of the exchange transactions with Bell Atlantic and GTE. Accordingly, a pro forma condensed balance sheet is not required to be presented in this filing pursuant to Regulation S-X Rule 11-02(c)(1).

The operating results of the properties acquired from Bell Atlantic on April 3, 2000, are reflected in the unaudited consolidated statement of income included in ALLTEL's Quarterly Report on Form 10-Q for the period ended June 30, 2000, from the date of acquisition. Accordingly, the unaudited pro forma combined condensed statement of income for the six months ended June 30, 2000 reflects, as an adjustment to ALLTEL's as reported results, the operating results of the acquired Bell Atlantic properties for the period January 1, 2000 to March 31, 2000. Conversely, the operating results of the ALLTEL properties divested to Bell Atlantic for the period January 1, 2000 to March 31, 2000 have been deducted from ALLTEL's as reported results in preparing the unaudited pro forma combined condensed statement of income for the six months ended June 30, 2000. Operating results for the properties acquired from and divested to GTE for the period January 1, 2000 to June 30, 2000 are reflected as adjustments to ALLTEL's as reported results in preparing the unaudited pro forma combined condensed statement of income for the six months ended June 30, 2000.

The unaudited pro forma combined condensed statement of income for the twelve months ended December 31, 1999 was prepared by combining ALLTEL's consolidated statement of income for the year ended December 31, 1999 with the statements of income of the Bell Atlantic and GTE properties acquired for the same periods and deducting the corresponding statements of income related to the ALLTEL properties divested.

-----------------------------------------------------------------------

The unaudited pro forma combined condensed statements of income for the six months ended June 30, 2000 and for the twelve months ended December 31, 1999, give effect as though the exchange transactions had occurred on January 1, 1999. The unaudited pro forma combined condensed financial data does not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from these transactions. ALLTEL is in the process of integrating the operations of the acquired Bell Atlantic and GTE properties. As a result of its integration efforts, ALLTEL recorded a charge of $8.8 million during the second quarter of 2000, consisting of $5.0 million of severance and employee benefit costs associated with a planned workforce reduction and $3.8 million in branding and signage costs. The Company expects to incur an additional $13 million of integration expenses during the third quarter of 2000.

Also during the second quarter of 2000, ALLTEL recorded a pretax gain for financial reporting purposes of $1,353.1 million (related tax effect of approximately $568.8 million) from the exchange of wireless properties with Bell Atlantic and GTE. In accordance with Regulation S-X Rule 11-02(b)(5), the net gain and the acquisition-related charges have not been reflected in the pro forma condensed income statements included in this filing.

The unaudited financial statements of the Bell Atlantic and GTE properties acquired by ALLTEL that are included in the pro forma combined condensed financial statements were derived from unaudited financial information provided by Bell Atlantic and GTE. The unaudited consolidated financial statements of ALLTEL for the six months ended June 30, 2000 are contained in ALLTEL's Quarterly Report on Form 10-Q for the period ended June 30, 2000 and are incorporated by reference herein. The consolidated financial statements of ALLTEL for the year ended December 31, 1999 are contained in ALLTEL's Annual Report on Form 10-K for the year ended December 31, 1999 and are incorporated by reference herein.

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

                                             ALLTEL CORPORATION AND SUBSIDIARY COMPANIES
                                     UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                                FOR THE SIX MONTHS ENDED June 30, 2000
                                          (Dollars in thousands, except per share amounts)


                                                                            Unaudited

                                                             ----------------------------------------
                                                               Less:           Add:           Add:
                                                              ALLTEL      Bell Atlantic       GTE                  Pro Forma
                                                                                                         ---------------------------
                                              ALLTEL,        Properties     Properties     Properties     Add (Deduct)
                                            As Reported       Divested       Acquired       Acquired      Adjustments     Combined
                                            -----------      ----------      --------       --------     -------------   -----------

Revenues and sales                           $3,419,985      $(211,262)       $69,024       $267,683     $   (20,061) A  $3,525,369

Costs and expenses:
    Operations                                1,790,294       (110,957)        39,791        180,544         (20,061) A   1,879,611
    Cost of products sold                       307,940         (5,990)         5,714          6,259               -        313,923
    Depreciation and amortization               453,677        (21,197)        12,844         27,931          21,303  B     494,558
    Merger and integration expenses
       and other charges                         16,906              -              -              -          (8,770) C       8,136
                                             ----------      ----------       -------       --------     ------------    -----------
        Total costs and expenses              2,568,817       (138,144)        58,349        214,734          (7,528)     2,696,228
                                             ----------      ----------       -------       --------     ------------    -----------

Operating income                                851,168        (73,118)        10,675         52,949         (12,533)       829,141

Equity earnings in unconsolidated
    partnerships                                 71,718        (26,989)             -              -               -         44,729
Minority interest in consolidated
    partnerships                                (51,756)         6,870              -              -               -        (44,886)
Other income, net                                24,427            (42)           581         (3,746)              -         21,220
Interest expense                               (144,937)        (6,641)        (5,360)        (6,689)        (10,262) D    (173,889)
Gain on disposal of assets
    and other                                 1,338,085              -              -              -      (1,353,085) E     (15,000)
                                             ----------      ----------       -------       --------     ------------    -----------

Income before taxes                           2,088,705        (99,920)         5,896         42,514      (1,375,880)       661,315
Income taxes                                    869,143        (42,513)             -              -        (551,528) F     275,102
                                             ----------      ----------       -------       --------     ------------    -----------

Net income                                    1,219,562        (57,407)         5,896         42,514        (824,352)       386,213
Preferred dividends                                  81              -              -              -               -             81
                                             ----------      ----------       -------       --------     ------------    -----------
Net income applicable
    to common shares                         $1,219,481       $(57,407)       $ 5,896       $ 42,514     $  (824,352)     $ 386,132
                                             ==========      ==========       =======       ========     ============    ===========

Earnings per Share:
    Basic                                         $3.87                                                                       $1.22
    Diluted                                       $3.84                                                                       $1.21

Average common shares outstanding:

    Basic                                       315,194                                                                     315,194
    Diluted                                     317,843                                                                     317,843











              The accompanying notes are an integral part of these unaudited pro forma combined financial statements.


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

                                               ALLTEL CORPORATION AND SUBSIDIARY COMPANIES
                                      UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                             FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                                                (In thousands, except per share amounts)


                                                                         Unaudited

                                                          ----------------------------------------
                                                            Less:           Add:           Add:
                                                           ALLTEL      Bell Atlantic       GTE                   Pro Forma
                                                                                                       -----------------------------
                                             ALLTEL,      Properties     Properties     Properties     Add (Deduct)
                                           As Reported     Divested       Acquired       Acquired      Adjustments        Combined
                                           -----------    ----------      --------       --------      -----------      ------------

Revenues and sales                          $6,302,271    $(487,064)      $287,940       $522,985       $ (52,409)A      $6,732,823
                                                                                                          159,100 G

Costs and expenses:
    Operations                               3,225,676     (258,126)       145,813        371,766         106,691 A,G     3,591,820
    Cost of products sold                      598,796      (13,687)        23,307         12,660               -           621,076
    Depreciation and amortization              862,172      (49,331)        49,862         56,649          56,049 B         975,401
    Merger and integration expenses
       and other charges                        90,520            -              -              -               -            90,520
                                            ----------    ----------      ---------       --------       ---------        ----------
        Total costs and expenses             4,777,164     (321,144)       218,982        441,075         162,740         5,278,817
                                            ----------    ----------      ---------       --------       ---------        ----------

Operating income                             1,525,107     (165,920)        68,958         81,910         (56,049)        1,454,006

Equity earnings in unconsolidated
    partnerships                               105,025      (39,185)             -              -               -            65,840
Minority interest in consolidated
    partnerships                              (116,647)      15,774              -              -               -          (100,873)
Other income, net                               54,471          712          1,496         (3,207)              -            53,472
Interest expense                              (280,175)      (8,934)       (20,155)         1,413         (30,227)D        (338,078)
Gain on disposal of assets
    and other                                   43,071            -              -              -               -            43,071
                                            ----------    ----------      ---------       --------      ----------        ----------

Income before taxes                          1,330,852     (197,553)        50,299         80,116         (86,276)        1,177,438
Income taxes                                   547,218      (83,565)             -              -          36,137 E         499,790
                                            ----------    ----------      ---------       --------      ----------        ----------

Net income                                     783,634     (113,988)        50,299         80,116        (122,413)          677,648
Preferred dividends                                889            -              -              -               -               889
                                            ----------    ----------      ---------       --------      ----------        ----------
Net income applicable
    to common shares                        $  782,745    $(113,988)      $ 50,299       $ 80,116       $(122,413)        $ 676,759
                                            ==========    ==========      =========      =========      ==========        ==========

Earnings per Share:
    Basic                                        $2.50                                                                        $2.16
    Diluted                                      $2.47                                                                        $2.14

Average common shares outstanding:
    Basic                                      312,841                                                                      312,841
    Diluted                                    316,814                                                                      316,814










             The accompanying notes are an integral part of these unaudited pro forma combined financial statements.


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

                   ALLTEL CORPORATION AND SUBSIDIARY COMPANIES
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS PRO FORMA STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2000
                    AND FOR THE YEAR ENDED DECEMBER 31, 1999


The unaudited pro forma financial data presented herein is not necessarily indicative of the operating results of ALLTEL that would have occurred had the exchange transactions been completed at the dates indicated, nor are they necessarily indicative of future operating results of the Company. The purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such pro forma financial information.

 A. To eliminate the revenues and operating costs attributable to intercompany transactions between the ALLTEL and Bell Atlantic and GTE properties included in this transaction.

 B. To reflect the periodic amortization of the excess of purchase price over the net assets acquired by ALLTEL in this transaction. For purposes of the unaudited pro forma condensed financial statements, the excess purchase price of $1,401.2 million has been allocated to goodwill and is being amortized over a 25 year life. The Company believes that when the final purchase price allocation is completed, goodwill will be amortized over a life not to exceed 25 years, while other identifiable intangibles may be amortized over different periods, which would impact ALLTEL's reported net income. A final determination of the amounts to be allocated to and the lives attributable to identifiable intangible assets has not yet been made.

 C. To eliminate integration expenses and other charges of $8.8 million recorded by ALLTEL in the second quarter of 2000 in connection with the exchange of wireless assets with Bell Atlantic and GTE. These expenses include $5.0 million in severance and employee benefit costs related to a planned workforce reduction and $3.8 million in branding and signage costs. Pursuant to Rule 11.02(b)(5) of Regulation S-X, these non-recurring charges have been excluded in preparing the accompanying unaudited pro forma financial statements.

 D. To reflect the additional interest expense incurred by ALLTEL as a result of the issuance of long-term debt to finance the net acquisition cost of $431.6 million ($624.1 million paid to Bell Atlantic, net of $192.5 million received from GTE) and the assumption of $425.0 million of long- term debt. The adjusment also reflects the elimination of intercompany interest expense related to the Bell Atlantic and GTE properties acquired in this transaction.

 E. To eliminate the gain on exchange of wireless assets of $1,353.1 million recorded by ALLTEL in the second quarter of 2000 related to the transactions with Bell Atlantic and GTE. Pursuant to Rule 11.02(b)(5) of Regulation S-X, this non-recurring gain has been excluded in preparing the accompanying unaudited pro forma financial statements.

 F. To reflect the federal and state income tax expense of the pro forma adjustments at the statutory tax rate and to reflect federal and state income tax expense of the acquired Bell Atlantic and GTE properties at ALLTEL's statutory tax rate.

 G. To adjust ALLTEL's historical financial statements to reflect wireless roaming revenues reported on a gross basis. During the second quarter of 2000, ALLTEL changed the reporting presentation for wireless roaming revenues. This change conforms the Company's financial reporting policies to prevailing wireless industry practice and is consistent with the reporting policies of the acquired Bell Atlantic and GTE properties. Previously, ALLTEL netted these revenues against roaming charges from other wireless service providers and included the net amount in operations expense. This change does not affect ALLTEL's previously reported operating income or net income.


                                       9